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                                                                    Exhibit 23.1




               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Waste Connections, Inc. 2002 Stock Option Plan and 2002 Senior Management Equity Incentive Plan of our report dated February 14, 2001, with respect to the consolidated financial statements and schedule of Waste Connections, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP
                                                 -------------------------------

Sacramento, California
February 18, 2002